UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                December 1, 2015

     TACTICAL DIVERSIFIED FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                                     (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Effective December 1, 2015, Ceres Managed Futures LLC, the general partner of Tactical Diversified Futures Fund L.P. (the “Registrant”), and the Registrant have entered into a management agreement, dated as of December 1, 2015 (the “Management Agreement”), with The Cambridge Strategy (Asset Management) Limited, a limited liability company incorporated in England and Wales (“Cambridge”), pursuant to which Cambridge shall manage the portion of the Registrant’s assets allocated to it.
Pursuant to the Management Agreement, the Registrant will pay Cambridge a monthly management fee equal to 1.5% per year of the month-end net assets allocated to Cambridge.  Cambridge will also receive a quarterly incentive fee equal to 15% of new trading profits (as defined in the attached Management Agreement) earned by Cambridge in each calendar quarter.
The Management Agreement will expire on September 30, 2016.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.
The Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits
(d)            Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Management Agreement dated December 1, 2015, by and among the Registrant, the General Partner and Cambridge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By /s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  December 3, 2015